Exhibit 10.1

LPL Investment Holdings Inc.

DIRECTOR RESTRICTED STOCK PLAN

1.             DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.             PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Awards.

3.             ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Awards; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.             LIMITS ON AWARDS UNDER THE PLAN

(a)           Number of Shares.

The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 50,000.  A maximum of two grants (made semi-annually) may be made to any person in any calendar year.  The maximum number of shares of Stock for which Awards may be granted to any Participant with respect to any single grant shall be equal to $100,000 divided by the Fair Market Value of Stock on the date of grant.  The number of shares of Stock delivered in satisfaction of Awards shall be determined net of shares of Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award and, for the avoidance of doubt, without including any shares of Stock which are forfeited to or repurchased by the Company due to failure to vest.

(b)           Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.

5.             ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those non-employee directors of the Company who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company.

6.             RULES APPLICABLE TO AWARDS

(a)           Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan.

(b)           Term of Plan.  No Awards may be made after March 15, 2020, but previously granted Awards may continue beyond that date in accordance with their terms.

(c)           Transferability.  Awards may be transferred only as the Administrator expressly provides in writing.

(d)           Vesting, Etc.   Awards will vest on the second anniversary of the date of grant.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply: upon termination of Service, unvested Awards will immediately terminate and shall be forfeited without payment therefor.

(e)           Taxes.  The Administrator will make such provision for the withholding and payment of taxes as it deems necessary.  Such taxes shall be remitted to the Company by cash or check acceptable to the Administrator or by other means acceptable to the Administrator.

(f)            Dividend Equivalents, Etc.  The Administrator may in its sole discretion provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.  Any payment of dividend equivalents or similar payments shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(g)           Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued service with the Company, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company to the Participant.

(h)           Section 409A.  Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A to the extent applicable, or (ii) satisfies such requirements.

(i)            Certain Requirements of Corporate Law.  Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(j)            Stockholders Agreement. Unless otherwise specifically provided, all Awards and Stock issued hereunder will be subject to the Stockholders Agreement and the transfer and other restrictions, rights, and obligations set forth therein, except that (1) the Stock granted under the Plan (A) is not deemed to be Registrable Securities under Sections 6.5 or 6.1(g) of the Stockholders Agreement, without limitation of the rights of the Company under Section 6.4 of the Stockholders Agreement (which right, and the manner of its exercise, shall be in the discretion of the Company or underwriters, as the case may be) and (B) is not entitled to the preemptive rights described under Section 7.1 of the Stockholders Agreement, and (2) Participant acknowledges that for purposes of Section 4.4 of the Stockholders Agreement, the term “IPO” shall mean any underwritten initial public offering or offerings irrespective of aggregate gross proceeds.  This paragraph does not grant Participant any additional rights under the Stockholders Agreement, including without limitation pursuant to Section 9.6 thereof.

7.             EFFECT OF CERTAIN TRANSACTIONS

(a)           Change in Control.  In the event of a Change in Control, Awards will vest in full and such shares will be delivered, prior to the Change in Control, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the delivery of the shares to participate as a stockholder in the Change in Control.

(b)           Changes in and Distributions With Respect to Stock

(1)  Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted and any other provision of Awards affected by such change.

(2)  Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the requirements of Section 409A, where applicable.

(3)  Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.             LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will use commercially reasonable efforts to satisfy applicable legal requirements for the issuance of shares of Stock pursuant to the granting of any Award.  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to receipt of unrestricted Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act.  Each certificate issued in respect of Stock underlying an Award shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Participant, and shall bear a legend determined by the Company that discloses the restrictions on transferability imposed on such Stock.  Upon the vesting of Awards and the satisfaction of any withholding tax liability pursuant to an Award, a certificate or certificates evidencing such Stock shall be delivered to the Participant or other evidence of unrestricted Stock shall be provided to the Participant.

9.             AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Award; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Administrator.

10.          OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Award under the Plan.

11.          MISCELLANEOUS

(a)           Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury.  By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)           Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor the Administrator, nor any person acting on behalf of the Company, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements Section 409A or by reason of Section 4999 of the Code.

12.          ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Board.

“Award”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Board”:  The Board of Directors of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  LPL Investment Holdings Inc.

“Change in Control”:  the consummation of (i) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, transaction or transfer of securities of the Company by its stockholders, or series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own, directly or indirectly, capital stock either (A) representing directly or indirectly through one or more entities, less than fifty percent (50%) of the equity economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (ii) any transaction or series of related transactions, whether or not the Company is party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any “group” (as defined in the Exchange Act Rules) other than, in each case, the Company or an affiliate of the Company immediately following the Closing, or (iii) a sale or other disposition of all or substantially all of the consolidated assets of the Company (each of the foregoing, a “Business Combination”), provided that, notwithstanding the foregoing, the following transactions shall in no event constitute a Change in Control: (A) a Business Combination following which the individuals or entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction or (B) an IPO.

“Fair Market Value”: As defined in the Stockholders Agreement.

“IPO”: An underwritten public offering and sale of Stock for cash pursuant to an effective registration statement filed by the Company.

“Participant”:  A person who is granted an Award under the Plan.

“Plan”:  The LPL Investment Holdings Inc. Director Restricted Stock Plan as from time to time amended and in effect.

“Section 409A”:  Section 409A of the Code.

“Service”: A Participant’s service relationship with the Company as a non-employee member of the Board.

“Stock”:  Common Stock of the Company, par value $0.001 per share.

“Stockholders Agreement”: Stockholders Agreement, dated as of December 28, 2005 among the Company and certain affiliates, stockholders and certain Participants, as amended from time to time.